    As filed with the Securities and Exchange Commission on March 23, 1999

                                                   Registration No. 333-_______
--------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ---------------

                           SCHERER HEALTHCARE, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                        59-0688813
  (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                     Identification  No.)

   120 INTERSTATE NORTH PARKWAY, S.E., SUITE 305, ATLANTA, GEORGIA 30339
        (Address of principal executive offices, including zip code)

             SCHERER HEALTHCARE, INC. 1994 STOCK INCENTIVE PLAN

                          (Full title of the plan)
                               ---------------

                                COPIES TO:

          GARY W. RUFFCORN                                 DAVID M. CALHOUN, ESQ.
      SCHERER HEALTHCARE, INC.                           LONG ALDRIDGE & NORMAN LLP
    120 INTERSTATE NORTH PARKWAY                            303 PEACHTREE STREET
             SUITE 305                                            SUITE 5300
        ATLANTA, GEORGIA 30339                             ATLANTA, GEORGIA  30308
(Name and address of agent for service)                        (404) 527-4000
           (770) 933-1800
(Telephone number, including area code,
        of agent for service)

                                          CALCULATION OF REGISTRATION FEE

Title of Securities to     Amount to be       Proposed Maximum Offering     Proposed Maximum                 Amount of Registration
be Registered              Registered         Price Per Share (3)           Aggregate Offering Price (3)     Fee (3)
-----------------------    ---------------    --------------------------    -----------------------------    ----------------------
Common Stock, $.01
par value per share

1994 Stock Incentive       270,000(1)         $  1.967                      $    531,090                     $  147.64
Plan                       630,000(2)         $  3.750                      $  2,362,500                     $  656.78

Total                      1,000,000                                        $  2,893,590                     $  804.42
-----------------------    ---------------    --------------------------    -----------------------------    ----------------------

(1) The shares consist of Common Stock of the Registrant (the "Common Stock") that may be acquired pursuant to options that have been granted pursuant to the Scherer Healthcare, Inc. 1994 Stock Incentive Plan (the "Stock Incentive Plan").

(2) The shares consist of Common Stock of the Registrant that may be acquired pursuant to options or awards of restricted stock that may be granted in the future pursuant to the Stock Incentive Plan.

(3) The offering price for the 270,000 shares subject to currently outstanding options under the Stock Incentive Plan is based on the applicable option exercise prices for each currently outstanding option. The exercise price for such options varies from $1.69 per share to $3.56 per share with an average exercise price of $1.967 per share and a total exercise price for all options of $531,090. The offering price of the 630,000 shares that may be acquired pursuant to options available for grant in the future under the Stock Incentive Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the Common Stock on March 19, 1999, as quoted on the Nasdaq National Market.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in the instructions to Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Stock Incentive Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended. As permitted by the instructions to Part I of the Registration Statement on Form S-8, such documents are not filed with this Registration Statement.

                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference as of their respective dates.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

         (5) The Registrant's Proxy Statement dated July 29, 1998 relating to its 1998 Annual Meeting of Shareholders; and

         (6) The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 10 (Registration No. 0-10552), as filed with the Commission on February 10, 1969.

         In addition, all reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article NINTH of the Company's Certificate of Incorporation and Article V of the Company's Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent of another entity, including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as it currently exists or is later amended. Any indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct required.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigation action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Article TENTH of the Company's Certificate of Amendment of the Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

         The Company maintains directors and officers liability insurance that will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
4.1                 Certificate of Incorporation of the Registrant, as amended (1)

4.2                 Bylaws of the Registrant (1)

4.3                 The Registrant's 1994 Stock Incentive Plan*

5                   Opinion of Long Aldridge & Norman LLP*

23.1                Consent of Arthur Andersen LLP*

23.2                Consent of Long Aldridge & Norman LLP (included in Exhibit 5)

24                  Powers of Attorney (included on the Signature Page to this Registration
                    Statement)

--------------
*    Filed herewith.

(1) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     A.  RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B.    SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

                  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 19, 1999.

                                                SCHERER HEALTHCARE, INC.
                                                (Registrant)

                                                By: /s/ ROBERT P. SCHERER, JR
                                                    -------------------------
                                                Robert P. Scherer, Jr.
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                              POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Robert P. Scherer, Jr. and Gary W. Ruffcorn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 19, 1999.

SIGNATURES                                TITLE
----------                                -----
/s/ ROBERT P. SCHERER, JR.                Chairman of the Board, President and
--------------------------                Chief Executive Officer
Robert P. Scherer, Jr.


/s/ GARY W. RUFFCORN                      Vice President and Chief Financial Officer
-------------------------
Gary W. Ruffcorn


/s/ STEPHEN LUKAS, SR.                    Director
-------------------------
Stephen Lukas, Sr.

                        [Signatures Continued On Next Page]

/s/ KENNETH H. ROBERTSON                  Director
--------------------------
Kenneth H. Robertson


/s/ WILLIAM J. THOMPSON                   Director
--------------------------
William J. Thompson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------
4.1                 Certificate of Incorporation of the Registrant, as amended (1)

4.2                 Bylaws of the Registrant (1)

4.3                 The Registrant's 1994 Stock Incentive Plan*

5                   Opinion of Long Aldridge & Norman LLP*

23.1                Consent of Arthur Andersen LLP*

23.2                Consent of Long Aldridge & Norman LLP (included in Exhibit 5)

24                  Powers of Attorney (included on the Signature Page to this Registration
                    Statement)

-------------
*    Filed herewith.

(1) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, and incorporated herein by reference.